EXHIBIT 99.1

NEWS RELEASE	NEWS RELEASE	NEWS RELEASE	NEWS RELEASE
FOR IMMEDIATE RELEASE
Media Contacts:
Leah M. Gerstner, Leah.M.Gerstner@aexp.com, +1.212.640.3174
Andrew R. Johnson, Andrew.R.Johnson@aexp.com, +1.212.640.8610

Investors/Analysts Contacts:
Vivian Y. Zhou, Vivian.Y.Zhou@aexp.com, +1.212.640.5574
Melanie L. Michel, Melanie.L.Michel@aexp.com, +1.212.640.5574

AMERICAN EXPRESS REPORTS THIRD-QUARTER REVENUE OF $10.9 BILLION
AND EARNINGS PER SHARE OF $2.27

(Millions, except percentages and per share amounts)

	Quarters Ended September 30,		Percentage Inc/(Dec)	Nine Months Ended September 30,		Percentage Inc/(Dec)
	2021	2020		2021	2020
Total Revenues Net of Interest Expense	$10,928	$8,751	25	$30,235	$26,736	13
Total Provisions for Credit Losses	$(191)	$665	#	$(1,472)	$4,841	#
Net Income	$1,826	$1,073	70	$6,341	$1,697	#
Diluted Earnings Per Common Share [1]	$2.27	$1.30	75	$7.82	$2.01	#
Average Diluted Common Shares Outstanding	787	805	(2)	797	806	(1)

# - Denotes a variance of 100 percent or more.

New York – October 22, 2021 – American Express Company (NYSE: AXP) today reported third-quarter net income of $1.8 billion, or $2.27 per share, compared with net income of $1.1 billion, or $1.30 per share, a year ago.
“Our strong third quarter results once again reflect accelerating momentum in our core business and outstanding credit performance, enabled by the strategic decisions we’ve made over the last several years,” said Stephen J. Squeri, Chairman and Chief Executive Officer.
“Revenues jumped 25% from a year ago and Card Member spending accelerated from the previous quarter, reaching record highs for the third quarter. The growth was powered by consumer and small business spending on goods and services, which grew 19% over Q3 2019 on an FX-adjusted basis. We also saw a continued rebound in travel and entertainment spending, with restaurant spending notably resilient, growing above pre-pandemic levels in the quarter.
“The strategic investments we’ve made over the past year, particularly those to attract new Millennial and Gen Z customers and expand our leadership position with small businesses, are helping fuel the strong momentum we’re seeing in spending, customer acquisition, engagement, and retention. Spending by Millennial and Gen Z Card Members grew 38% above Q3 2019 levels on an FX-adjusted basis. We acquired 2.6 million new proprietary cards in Q3, with acquisitions of our U.S. consumer and small business Platinum and Gold Cards reaching all-time highs while our Card Member retention and satisfaction metrics are better than pre-pandemic levels.

“We’re operating from a position of strength, and we see more opportunity ahead to drive sustainable, long-term growth. With the progress we’ve made against our key priorities this year, we remain confident in our ability to be within the high end of the range of the EPS expectations we had for 2020 in 2022.”
Third-quarter consolidated total revenues net of interest expense were $10.9 billion, up 25 percent from $8.8 billion a year ago. The quarter primarily reflected growth in Card Member spending, as well as a rise in the average discount rate resulting from the change in the mix of spending driven by increased levels of travel and entertainment spending, compared to the prior year.
Consolidated provisions for credit losses resulted in a benefit of $191 million, compared with a provision expense of $665 million a year ago. The change in provisions primarily reflected credit reserve releases of $393 million and lower net write-offs in the current quarter.
Consolidated expenses were $8.7 billion, up 29 percent from $6.7 billion a year ago, reflecting higher customer engagement costs. Customer engagement costs were up due to an increase in Card Member spending, higher marketing investments to continue building growth momentum, and higher usage of travel-related Card Member benefits. Operating expenses were slightly higher as a result of increased salary and benefits, partially offset by gains related to certain Amex Ventures equity investments.
The consolidated effective tax rate was 25.5 percent, up from 21.3 percent a year ago. The increase primarily reflected changes in the level and geographic mix of pretax income and discrete tax charges in the current quarter.
Global Consumer Services Group reported third-quarter pretax income of $1.5 billion, compared with $1.1 billion a year ago.
Total revenues net of interest expense were $6.4 billion, up 21 percent from $5.3 billion a year ago. The rise primarily reflected an increase in Card Member spending compared to the prior year.
Provisions for credit losses resulted in a benefit of $126 million, primarily reflecting a portion of the previously mentioned reserve releases and lower net write-offs, compared with a provision expense of $411 million a year ago.
Total expenses were $5.0 billion, up 34 percent from $3.8 billion a year ago. The increase primarily reflected higher customer engagement costs due to a rise in Card Member spending, higher marketing investments to continue building growth momentum, and higher usage of travel-related Card Member benefits.
Global Commercial Services reported third-quarter pretax income of $718 million, compared with $272 million a year ago.
Total revenues net of interest expense were $3.2 billion, up 28 percent from $2.5 billion a year ago, primarily reflecting a rise in Card Member spending.
Provisions for credit losses resulted in a benefit of $67 million, primarily reflecting a portion of the previously mentioned reserve releases and lower net write-offs, compared with a provision expense of $250 million a year ago.
Total expenses were $2.6 billion, up 29 percent from $2.0 billion a year ago. The increase primarily reflected higher customer engagement costs due to a rise in Card Member spending and higher marketing investments to continue building growth momentum.
Global Merchant and Network Services reported third-quarter pretax income of $529 million, compared with $326 million a year ago.
Total revenues net of interest expense were $1.3 billion, up 28 percent from $1.0 billion a year ago. The rise reflected an increase in network volumes compared to the prior year.
Total expenses were $779 million, up 13 percent from $691 million a year ago, driven by higher marketing investments.
Corporate and Other reported a third-quarter pretax loss of $285 million, compared with a pretax loss of $359 million a year ago.

________________________________

Notes:
1	Diluted earnings per common share (EPS) was reduced by the impact of (i) earnings allocated to participating share awards and other items of $14 million and $7 million for the three months ended September 30, 2021 and 2020, respectively, and $45 million and $10 million for the nine months ended September 30, 2021 and 2020, respectively, and (ii) dividends on preferred shares of $20 million and $16 million for the three months ended September 30, 2021 and 2020, respectively, and $49 million and $65 million for the nine months ended September 30, 2021 and 2020, respectively, and (iii) an equity-related adjustment of $9 million related to the redemption of preferred shares for the three and nine months ended September 30, 2021.
As used in this release:
•Customer engagement costs represent the aggregate of Card Member rewards, Card Member services, and marketing and business development expenses.
•FX-adjusted information assumes a constant exchange rate between the periods being compared for purposes of currency translations into U.S. dollars (i.e. assumes the foreign exchange rates used to determine results for the three months ended September 30, 2021 apply to the period(s) against which such results are being compared).
•Operating expenses represent salaries and employee benefits, professional services, data processing and equipment, and other, net.
•Reserve releases and reserve builds represent the portion of the provisions for credit losses for the period related to increasing or decreasing reserves for credit losses as a result of, among other things, changes in volumes, macroeconomic outlook, portfolio composition, and credit quality of portfolios. Reserve releases represent the amount by which net write-offs exceed the provisions for credit losses. Reserve builds represent the amount by which the provisions for credit losses exceed net write-offs.

About American Express
American Express is a globally integrated payments company, providing customers with access to products, insights and experiences that enrich lives and build business success. Learn more at americanexpress.com and connect with us on facebook.com/americanexpress, instagram.com/americanexpress, linkedin.com/company/american-express, twitter.com/americanexpress, and youtube.com/americanexpress.
Key links to products, services and corporate responsibility information: personal cards, business cards, travel services, gift cards, prepaid cards, merchant services, Accertify, Kabbage, Resy, corporate card, business travel, diversity and inclusion, corporate responsibility and Environmental, Social, and Governance reports.
Source: American Express Company
Location: Global
This earnings release should be read in conjunction with the company’s statistical tables for the third quarter 2021, available on the American Express Investor Relations website at http://ir.americanexpress.com and in a Form 8-K furnished today with the Securities and Exchange Commission.
An investor conference call will be held at 8:30 a.m. (ET) today to discuss third-quarter results. Live audio and presentation slides for the investor conference call will be available to the general public on the above-mentioned American Express Investor Relations website. A replay of the conference call will be available later today at the same website address.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to risks and uncertainties. The forward-looking statements, which address American Express Company’s current expectations regarding business and financial performance, among other matters, contain words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “aim,” “will,” “may,” “should,” “could,” “would,” “likely” and similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The company undertakes no obligation to update or revise any forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements, include, but are not limited to, the following:
•the company’s ability to be within the high end of the range of the original earnings per common share (EPS) expectations it had for 2020 in 2022, which will depend in part on spending volumes and therefore on economies continuing to re-open, vaccination rates increasing, travel restrictions lifting, consumers continuing to spend online and on Goods & Services, and the general public feeling comfortable traveling, shopping and dining out again; credit performance and reserve levels; identifying attractive investment opportunities to continue building growth momentum, including customer retention and acquisition efforts; the company’s ability to control operating expenses; the effective tax rate remaining consistent with current levels; and the company’s ability to continue its share repurchase program; any of which could be impacted by, among other things, the factors identified in the subsequent paragraphs;
•the company’s volumes, revenue growth and EPS for 2021 and beyond, which could be impacted by, among other things, uncertainty regarding the continued spread of COVID-19 (including new variants) and the availability, distribution and use of effective treatments and vaccines; a deterioration in global economic and business conditions; consumer and business spending not growing in line with expectations, including Goods & Services spending not continuing to show strong growth and Travel & Entertainment spending not reaching 80 percent of 2019 levels by the fourth quarter of 2021; an inability or unwillingness of Card Members to pay amounts owed to the company; the termination of government support and relief programs; prolonged measures to contain the spread of COVID-19 (including travel restrictions) or premature easing of such containment measures, both of which could further exacerbate the effects on business activity and the company’s Card Members, partners and merchants; health concerns associated with the pandemic continuing to affect consumer behavior, spending levels and preferences, and travel patterns and demand even after government restrictions are lifted and economies re-open; an inability of the company to effectively manage risk in an uncertain environment; market volatility, changes in capital and credit market conditions and the availability and cost of capital; issues impacting brand perceptions and the company’s reputation; the amount and efficacy of investments in share, scale and relevance; an inability of business partners to meet their obligations to the company and the company’s customers due to slowdowns or disruptions in their businesses, bankruptcy or liquidation, or otherwise; the impact of any future contingencies, including, but not limited to, restructurings, impairments, changes in reserves, legal costs, the imposition of fines or civil money penalties and increases in Card Member reimbursements; and the impact of regulation and litigation, which could affect the profitability of the company’s business activities, limit the company’s ability to pursue business opportunities, require changes to business practices or alter the company’s relationships with partners, merchants and Card Members;
•future credit performance, the level of future delinquency and write-off rates and the amount and timing of future credit reserve builds and releases, which will depend in part on changes in consumer behavior that affect loan and receivable balances (such as paydown and revolve rates); macroeconomic factors such as unemployment rates, GDP and the volume of bankruptcies; the performance of accounts as they graduate and exit from financial relief programs; collections capabilities and recoveries of previously written-off loans and receivables; the enrollment in, and effectiveness of, hardship programs and troubled debt restructurings; continued government support for the economy; and governmental actions that provide forms of relief with respect to certain loans and fees, such as limiting debt collections efforts and encouraging or requiring extensions, modifications or forbearance;

•net interest income and the growth rate of loans outstanding being higher or lower than current expectations, which will depend on the behavior of Card Members and their actual spending, borrowing and paydown patterns; government stimulus, liquidity and financial strength in the company’s customer base and the availability of forbearance programs; the company’s ability to effectively manage risk and enhance Card Member value propositions; changes in interest rates and the company’s cost of funds; credit actions, including line size and other adjustments to credit availability; and the effectiveness of the company’s strategies to capture a greater share of existing Card Members’ spending and borrowings, reduce Card Member attrition and attract new customers;
•the actual amount to be spent on marketing in 2021 and beyond, which will be based in part on continued changes in the macroeconomic and competitive environment and business performance; management’s identification and assessment of attractive investment opportunities and the receptivity of Card Members and prospective customers to advertising and customer acquisition initiatives; the pace at which the company winds down its value injections efforts; the company’s ability to balance expense control and investments in the business; and management’s ability to realize efficiencies and optimize investment spending;
•the actual amount to be spent on Card Member rewards and services and business development, and the relationship of these variable customer engagement costs to revenues, which could be impacted by continued changes in macroeconomic conditions and Card Member behavior as it relates to their spending patterns (including the level of spend in bonus categories) and the redemption of rewards and offers (including travel redemptions); the costs related to reward point redemptions; Card Members’ interest in the value propositions offered by the company; further enhancements to product benefits to make them attractive to Card Members, potentially in a manner that is not cost effective; and new and renegotiated contractual obligations with business partners;
•the ability of the company to control its operating expenses and the actual amount the company spends on operating expenses in 2021 and beyond, which could be impacted by, among other things, salary and benefit expenses to attract and retain talent; costs due to new hybrid working arrangements; supply chain issues; higher-than-expected inflation; management’s decision to increase or decrease spending in such areas as technology, business and product development, sales force, premium servicing and digital capabilities depending on overall business performance; the company’s ability to innovate efficient channels of customer interactions; restructuring activity; fraud costs; information security or compliance expenses or consulting, legal and other professional services fees, including as a result of litigation or internal and regulatory reviews; the level of M&A activity and related expenses; the payment of civil money penalties, disgorgement, restitution, non-income tax assessments and litigation-related settlements; impairments of goodwill or other assets; and the impact of changes in foreign currency exchange rates on costs;
•net card fees not performing consistent with current expectations, which could be impacted by, among other things, the further deterioration in macroeconomic conditions impacting the ability and desire of Card Members to pay card fees; higher Card Member attrition rates; Card Members continuing to be attracted to the company’s premium card products and the pace of Card Member acquisition activity; and the company’s inability to address competitive pressures and implement its strategies and business initiatives, including introducing new and enhanced benefits and services that are designed for the current environment;
•the average discount rate not performing consistent with current expectations, including as a result of further changes in the mix of spending by location and industry (including the level of T&E spending), merchant negotiations (including merchant incentives, concessions and volume-related pricing discounts), competition, pricing regulation (including regulation of competitors’ interchange rates) and other factors;
•the company’s tax rate not remaining consistent with current levels, which could be impacted by, among other things, changes in tax laws and regulation, the company’s geographic mix of income, unfavorable tax audits and other unanticipated tax items;
•changes in the substantial and increasing worldwide competition in the payments industry, including competitive pressure that may materially impact the prices charged to merchants that accept American Express cards, the ability of the company to maintain the Platinum card franchise’s leadership in the premium space, competition for new and existing cobrand relationships, competition from new and non-traditional competitors and the success of marketing, promotion and rewards programs;
•changes affecting the company’s plans regarding the return of capital to shareholders, including the level of share repurchases over the next several quarters, which will depend on factors such as capital levels and regulatory capital ratios; changes in the stress testing and capital planning process and new guidance from the Federal Reserve; the company’s results of operations and financial condition; the company’s credit ratings and rating agency considerations; and the economic environment and market conditions in any given period;
•a failure in or breach of the company’s operational or security systems, processes or infrastructure, or those of third parties, including as a result of cyberattacks, which could compromise the confidentiality, integrity, privacy and/or security of data, disrupt its operations, reduce the use and acceptance of American Express cards and lead to regulatory scrutiny, litigation, remediation and response costs, and reputational harm;
•legal and regulatory developments, which could affect the profitability of the company’s business activities; limit the company’s ability to pursue business opportunities or conduct business in certain jurisdictions; require changes to business practices or alter the company’s relationships with Card Members, partners, merchants and other third parties, including its ability to continue certain cobrand relationships in the EU and U.K.; exert further pressure on the average discount rate and the company’s GNS business; result in increased costs related to regulatory oversight, litigation-related settlements, judgments or expenses, restitution to Card Members or the imposition of fines or civil money penalties; materially affect capital or liquidity requirements, results of operations or ability to pay dividends; or result in harm to the American Express brand; and
•factors beyond the company’s control such as continued waves of COVID-19 cases, whether and when populations achieve herd immunity, severe weather conditions, natural disasters, power loss, disruptions in telecommunications, terrorism and other catastrophic events, any of which could significantly affect demand for and spending on American Express cards, delinquency rates, loan and receivable balances and other aspects of the company’s business and results of operations or disrupt its global network systems and ability to process transactions.
A further description of these uncertainties and other risks can be found in American Express Company’s Annual Report on Form 10-K for the year ended December 31, 2020, the Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 2021 and the company’s other reports filed with the Securities and Exchange Commission.